UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2016

CPI AEROSTRUCTURES, INC.

(Exact Name of Registrant as Specified in Charter)

New York	001-11398	11-2520310
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

91 Heartland Boulevard, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

(631) 586-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosure under Item 2.03 is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 1, 2016, CPI Aerostructures, Inc. (the “Company”) entered into an ISDA Master Agreement and Schedule with Citizens Bank N.A. (the “Interest Rate Swap Agreement”) to fix the LIBOR portion of the interest rate on its revolving credit loan under the Amended and Restated Credit Agreement (the “Restated Agreement”), among the Company, the Lenders party thereto and BankUnited, N.A., lead arranger, administrative agent and collateral agent dated as of March 28, 2016 and amended as of March 24, 2016. The effect of the Interest Rate Swap Agreement is that the Company will pay a fixed interest rate of 4.55% on the revolving credit loan under the Restated Agreement for the duration of such revolving credit loan.

The foregoing description is qualified in its entirety by reference to the Interest Rate Swap Agreement, which is attached to this Form 8-K as Exhibit 10.1, and which is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

A press release announcing the Interest Rate Swap Agreement and the transactions contemplated thereby is attached to this Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	ISDA Master Agreement and Schedule with Citizens Bank N.A. dated as of June 1, 2016.

99.1	Press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2016	CPI AEROSTRUCTURES, INC.

	By:	/s/ Vincent Palazzolo
Vincent Palazzolo
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	ISDA Master Agreement and Schedule with Citizens Bank N.A. dated as of June 1, 2016.

99.1	Press release.